                                                                   EXHIBIT 10.12





                        1994 DIRECTOR STOCK OPTION PLAN


                                       OF


                            INSTEEL INDUSTRIES, INC.



            (AS AMENDED AND RESTATED EFFECTIVE AS OF APRIL 28, 1998)
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                                                                   EXHIBIT 10.12



                       1994 DIRECTOR STOCK OPTION PLAN OF
                            INSTEEL INDUSTRIES, INC.
            (AS AMENDED AND RESTATED EFFECTIVE AS OF APRIL 28, 1998)


1.   Purpose.

          The purpose of the 1994 Director Stock Option Plan of Insteel Industries, Inc. (the "Plan") is to encourage and enable nonemployee members of the Board of Directors (the "Board" or the "Board of Directors") of Insteel Industries, Inc. (the "Corporation"), to acquire or to increase their holdings of common stock of the Corporation (the "Common Stock") in order to promote a closer identification of their interests with those of the Corporation and its shareholders, thereby further stimulating their efforts to enhance the efficiency, soundness, profitability, growth and shareholder value of the Corporation. This purpose will be carried out through the granting of nonqualified stock options (individually, an "Option," and collectively, "Options") to nonemployee Directors. For the purposes herein, a "nonemployee Director" shall mean a Director who is not at the time an Option is granted an employee of the Corporation or a related corporation.

2.   Administration of the Plan.

     (a) The Plan shall be administered by the Board of Directors of the Corporation, unless the Board delegates all or part of its discretion to administer the Plan to a committee comprised of members of the Board. In such event, to the extent deemed necessary or advisable by the Board, the Committee shall be comprised of such number of "non-employee directors," as such term is defined in Rule 16b-3 adopted under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be necessary to comply with Rule 16b-3. In the event of such delegation to the Committee, references to the "Board" in the Plan (except for such references in Section 14) shall include the Committee.

     (b) Any action of the Board may be taken by a written instrument signed by all of the members of the Board and any action so taken by written consent shall be as fully effective as if it had been taken by a majority of the members at a meeting duly held and called. Subject to the provisions of the Plan, the Board shall have full and final authority, in its discretion, to establish, amend and rescind rules and regulations for the administration of the Plan; to construe and interpret the Plan, the rules and regulations, and the agreements evidencing Options granted under the Plan; and to make all other determinations deemed necessary or advisable for administering the Plan.


     (c) Notwithstanding Paragraph 2(b), to the extent necessary to comply with Rule 16b-3, provision in Section 6(a) of the Plan relating to the grant of Options following the annual meeting of shareholders of the Corporation, and the amount, price and timing of such Options, shall not be subject to the discretion of the Board or any other person.

3.   Effective Date; Term of the Plan.

          The effective date of the Plan shall be September 23, 1994. The Plan was amended and restated effective as of April 28, 1998. Options may be granted under the Plan on or after the effective date, but not after September 22, 2004.

4.   Shares of Common Stock Subject to the Plan.

          The number of shares of Common Stock that may be issued pursuant to Options shall not exceed in the aggregate 200,000 shares of authorized but unissued Common Stock. The Corporation hereby
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                                                                   EXHIBIT 10.12



reserves sufficient authorized shares to provide for the exercise of such Options. Any shares subject to an Option which, for any reason, expires or is terminated unexercised as to such shares may again be subject to an Option granted under the Plan. If there is any change in the shares of Common Stock because of a merger, consolidation or reorganization involving the Corporation or a related corporation, or if the Board declares a stock dividend or stock split distributable in shares of Common Stock, or if there is a change in the capital structure of the Corporation or a related corporation affecting the Common Stock, the number of shares of Common Stock reserved for issuance under the Plan shall be correspondingly adjusted, and the Board shall make such adjustments to Options or to any provisions of this Plan as the Board deems equitable to prevent dilution or enlargement of Options.


5.   Eligibility.

          An Option may be granted only to an individual who is a nonemployee Director on the date the Option is granted.


6.   Grant of Option.

          (a) Annual Grant of Options. Following the close of business of the Corporation on the date of the annual meeting of shareholders of the Corporation held each year during the term of the Plan, commencing with the 1995 annual meeting, each nonemployee Director who is eligible to receive an Option under the Plan (an "Optionee") shall be granted an Option to purchase 2,000 shares of Common Stock.


          (b) Additional Option Grants Upon Other Election or Appointment to the Board. In addition to the grant of Options pursuant to Section 6(a) herein, the Board of Directors shall have discretion to grant Options to any nonemployee Director who is appointed or elected to the Board at any time other than at the annual meeting of shareholders of the Corporation.


7.   Option Price.

          The price per share of Common Stock at which an Option may be exercised (the "Option Price") shall be the fair market value per share of the Common Stock on the date the Option is granted. For this purpose, the fair market value of the Common Stock shall be determined in good faith by the Board, and shall mean (i) the price per share of the last sale of such shares on the New York Stock Exchange as reported in The Wall Street Journal for the date the Option is granted or, if there are no shares traded on the date of grant, the last trading day prior to the date of grant; or (ii) if the Common Stock is not listed and traded on the New York Stock Exchange or another recognized securities exchange, but is traded on the over the counter market, then the fair market value shall be the closing sales price of such Common Stock as reported in the NASDAQ National Market System on the date the Option is granted, or, if the Option is not granted on a trading date, then on the trading date nearest preceding the date the Option is granted for which closing sales price information is available on the NASDAQ National Market System; or (iii) if the Common Stock ceases to be traded on the open market, then the fair market value shall be determined in accordance with the applicable provisions of Section 20.2031-2 of the Federal Estate Tax Regulations, or in any other manner consistent with the internal Revenue Code of 1986, as amended (the "Code"), and accompanying regulations.


8.   Option Period and Limitations on the Right to Exercise Options.

          (a) The period during which an Option may be exercised (the "Option Period") shall be ten years from the date of grant. An Option may be exercised in whole or in part at any time or from

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
                                                                   EXHIBIT 10.12

     time to time during the Option Period. Any Option or portion thereof not exercised before the expiration of the Option Period shall terminate. Except as provided in Paragraph 9 (or otherwise determined by the Board), no Option shall be exercised unless the Optionee is, at the time of exercise, a nonemployee Director and has been a Director continuously since the date the Option was granted.

          (b) An Option may be exercised by giving written notice to the Board or its designee at such time and place as the Board shall direct. Such notice shall specify the number of shares to be purchased pursuant to an Option and the aggregate purchase price to be paid therefor, and shall be accompanied by the payment of such purchase price. Such payment shall be in the form of (i) cash; (ii) shares of Common Stock delivered or withheld by the Optionee at the time of exercise; (iii) funds borrowed from the Corporation; (iv) delivery of written notice of exercise to the Board and delivery to a broker of written notice of exercise and irrevocable instructions to promptly deliver to the Corporation the amount of sale or loan proceeds to pay the Option Price; or (v) a combination of such methods. Shares delivered or withheld in payment on the exercise of an Option shall be valued at their fair market value on the date of exercise, which shall be determined in good faith by the Board and shall be (i) the price per share of the last sale of such shares on the New York Stock Exchange as reported in The Wall Street Journal for the last trading day nearest preceding the date on which the option is exercised; of (ii) if the Common Stock is not listed and traded on the New York Stock Exchange or another recognized securities exchange but is traded in the over the counter market, then the fair market value shall be the closing sales price of such Common Stock as reported in the NASDAQ National Market System on the last trading day nearest preceding the date of exercise; or (iii) if the shares of the Corporation cease to be traded on the open market, then the fair market value shall be determined in accordance with the applicable provisions of Section 20.2031-2 of the Federal Estate Tax Regulations, or in any other manner consistent with the Code and accompanying regulations. The closing with respect to the exercise of an Option shall occur on the date specified in the notice of exercise, and shall take place at the principal place of business of the Corporation, or such other place as the Board and the Optionee shall agree. Notwithstanding the foregoing, the closing may be delayed for such time period as is necessary to enable the Corporation to comply with any federal and state securities laws applicable to the exercise of the Options granted hereby.

          (c) An Optionee or his legal representative, legatees or distributees shall not be deemed to be the holder of any shares subject to an Option unless and until certificates for such shares are issued to him or them under the Plan.

9.   Effect of Termination of Service as a Director

          (a) Termination Due to Death. If an Optionee dies while a Director or following the disability or retirement of the Director as described below, and if, when such death occurs, all or part of the Optionee's Option is outstanding, then any portion of the Option which could have been exercised immediately before the Optionee's death shall be exercisable at any time within one year after the Optionee's death by the executor or administrator of the Optionee's estate, or by such person or persons as may acquire all or part of such Option by will or by the laws of intestate succession; provided, that no Option may be exercised after the close of the Option Period.

          (b) Termination Due to Disability. If an Optionee becomes disabled as a Director, any portion of the Option which could have been exercised immediately before the commencement of the disability may be exercised at any time during the Option Period. For the purposes herein,


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                                                                   EXHIBIT 10.12



     "disability" shall mean a determination that the individual is unable to perform his regular duties as a Director by reason of any medically determinable physical or mental impairment which can be expected to result in death or to be of continuous duration.

          (c) Termination Due to Retirement. If an Optionee retires as a Director in accordance with the policies of the Corporation then in effect relating to the retirement of Directors, any portion of the Option which could have been exercised immediately before the retirement of the Director may be exercised at any time during the Option Period.

          (d) Other Termination. In the event that the services of an Optionee as a Director terminate for reasons other than death, disability or retirement (and other than for cause, as addressed below), then any portion of his Option which could have been exercised immediately before the termination of such services shall be exercisable at any time during the three-month period following the date of termination of service and, after such three-month period, the Option shall terminate; provided, however, that (i) no portion of the Option may be exercised after the close of the Option Period; and (ii) notwithstanding the preceding, in the event that the Optionee terminates service for "cause" (as defined below), his Option shall immediately terminate as of the date of his termination of service. For the purposes herein, a Director's termination shall be for "cause" if such termination is due to (i) dishonesty; (ii) refusal or failure to perform his duties for the Corporation; or (iii) engaging in conduct that could be materially damaging to the Corporation without a reasonable good faith belief that such conduct was in the best interest of the Corporation.

10.  Nontransferability of Options.

          (a) Options shall not be transferable other than by will or the laws of interstate succession, except as may be permitted by the Board in a manner consistent with the registration provisions of the Securities Act of 1933, as amended (the "Securities Act") (or, with respect to Options granted prior to April 28, 1998, except as may otherwise be provided in the individual Option Agreement relating to the Option). The designation of a beneficiary does not constitute a transfer.

          (b) Unless the Board shall determine otherwise, shares of Common Stock acquired upon exercise of an Option shall not be disposed of by the Optionee until the expiration of six months after the date the Option was granted.

11.  Certain Definitions.

          For purposes of the Plan, the following terms shall have the meaning indicated:

          (a) Related corporation means any parent, subsidiary or predecessor of the Corporation.

          (b) "Parent" or "parent corporation" shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation if, at the time as of which a determination is being made, each corporation other than the Corporation owns stock possessing fifty percent or more of the total combined voting power of all classes of stock in another corporation in the chain.



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
                                                                   EXHIBIT 10.12



          (c) "Subsidiary" or "subsidiary corporation" means any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation if, at the time as of which a determination is being made, each corporation other than the last corporation in the unbroken chain owns stock possessing fifty percent or more of the total combined voting power of all classes of stock in another corporation in the chain.

          (d) "Predecessor" or "predecessor corporation" means a corporation which was a party to a transaction described in Section 424(a) of the Code (or which would be so described if a substitution or assumption under that section had occurred) with the Corporation, or a corporation which is a parent or subsidiary of the Corporation, or a predecessor of any such corporation.

12.  Stock Option Agreement.

          The grant of any Option under the Plan shall be evidenced by the execution of an agreement (the "Agreement") between the Corporation and the Optionee, a specimen of which is attached to the Plan and made a part hereof by reference. Each such Agreement shall set forth the date of grant of the Option, the Option Price and the Option Period and any other terms and conditions applicable to the Option.

13.  Restrictions on Shares.

          The Board may impose such restrictions on any shares issued pursuant to the exercise of Options granted hereunder as it may deem advisable, including without limitation restrictions under the Securities Act, under the requirements of the New York Stock Exchange and under any state blue sky or securities laws applicable to such shares. The Board may cause a restrictive legend to be placed on any certificate issued pursuant to the exercise of an Option granted hereunder in such form as may be prescribed from time to time by applicable laws and regulations or as may be advised by legal counsel.

14.  Amendment or Termination.

          The Plan may be amended or terminated by action of the Board; provided, that such amendment or termination shall not, without the consent of the Optionee, adversely affect the rights of the Optionee with respect to an Option previously granted; and provided further, that shareholder approval shall be required for any amendment which requires such approval under applicable law, rule or regulation. The term of the Plan shall end on the earlier of: (i) the effective date of termination of the Plan by the Board, or
(ii) that date Options have been granted to purchase the last of the aggregate shares which are available for Options hereunder. Any Options outstanding at the end of the term shall continue to be outstanding and exercisable for the remainder of the Option period.

15.  Predecessor Plan.

          As of the effective date of the Plan, no further options shall be granted under the 1990 Director Stock Option Plan of Insteel Industries, Inc. as amended (the "Predecessor Plan"). The Predecessor Plan shall continue in effect and shall be applicable with respect to all options granted prior to the effective date under the Predecessor Plan.

16.  Section 16(b) Compliance.



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
                                                                   EXHIBIT 10.12



          It is the intention of the Corporation that transactions under the Plan shall comply with Rule 16b-3 under the Exchange Act. If any Plan provision is later found not to be in compliance with Section 16 of the Exchange Act, then, unless the Board shall determine otherwise, the provision shall be deemed null and void or otherwise construed in such a manner as to enable transactions under the Plan to meet the requirements of Rule 16b-3 or any successor rule.

17.  Applicable Law.

          Except as otherwise provided herein, the Plan shall be construed and enforced according to the laws of the State of North Carolina.

          IN WITNESS WHEREOF, this 1994 Director Stock Option Plan of Insteel Industries, Inc., as amended and restated effective as of April 28, 1998, has been executed in behalf of the Corporation.


                                        INSTEEL INDUSTRIES, INC.



                                        By:
                                           ----------------------------------
                                               President

Attest:



     Secretary


[CORPORATE SEAL]






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
                                                                   EXHIBIT 10.12



                             STOCK OPTION AGREEMENT


                        1994 DIRECTOR STOCK OPTION PLAN
                                       OF
                            INSTEEL INDUSTRIES, INC.



          THIS AGREEMENT (the "Agreement"), made the ___ day of _______, 199__, between INSTEEL INDUSTRIES, INC., a North Carolina corporation (the "Corporation"), and __________ (the "Optionee");


                               R E C I T A L S :


          In furtherance of the purposes of the 1994 Director Stock Option Plan of Insteel Industries, Inc., as amended and restated effective April 28, 1998 (the "Plan"), the Corporation and the Optionee hereby agree as follows:

          1. The rights and duties of the Corporation and the Optionee under this Agreement shall in all respects be subject to and governed by the provisions of the Plan, a copy of which has been provided to the Optionee and the terms of which are incorporated herein by reference and made a part of this Agreement. In addition, without limiting the effect of the foregoing, in the event that the Agreement is attached to and made a part of a Notice of Option Grant (or similar form), then execution by the Corporation and the Optionee of the Notice of Option Grant (or similar form) shall be deemed to constitute execution of this Agreement.

          2. The Corporation hereby grants to the Optionee pursuant to the Plan, as a matter of separate inducement and agreement in connection with his services to the Corporation or a related corporation, the right and option (the "Option") to purchase all or any part of an aggregate of _______ (___) shares of the Common Stock of the Corporation (the "shares"), at the purchase price of $____ per share. The Option will expire if not exercised in full on or before the ___ day of ____________, ____.

          3. The period during which the Option may be exercised shall be ten years from the date hereof. To the extent that an Option which is exercisable is not exercised, such Option shall accumulate and be exercisable by the Optionee in whole or in part at any time prior to expiration of the Option. Upon the exercise of an Option in whole or in part, the Optionee (or his beneficiary, in the event of the Optionee's death) shall pay the purchase price to the Corporation in accordance with the provisions of Paragraph 8 of the Plan, and the Corporation shall as soon thereafter as practicable deliver to the Optionee (or his beneficiary) a certificate or certificates for the shares purchased.

          4. Nothing contained in this Agreement or the Plan shall require the Corporation to continue the services of the Optionee as a Director for any particular period to time, nor shall it require the Optionee to remain in service to the Corporation as a Director for any particular period of time. Except as otherwise expressly provided in the Plan, all rights of the Optionee under the Plan with respect to the unexercised portion of his Option shall terminate immediately upon termination of the services of the Optionee with the Corporation as a Director.

          5. This Option shall not be transferable (including by pledge or hypothecation) other than by will or the laws of intestate succession (unless otherwise permitted pursuant to the terms of the Plan).

                                                                   EXHIBIT 10.12


          6. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective executors, administrators, next-of-kin, successors and assigns.


          7. This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina.

          IN WITNESS WHEREOF, this Agreement has been executed in behalf of the corporation and by the Optionee on the day and year first above written.


                    INSTEEL INDUSTRIES, INC.




                    By:_________________________________
                                   President


Attest:



____________________________________
             Secretary


[CORPORATE SEAL]


                    OPTIONEE




                    ____________________________________

                    Printed Name:_______________________



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